                                                                    Exhibit 21.1

                          WHX CORPORATION SUBSIDIARIES

WHEELING-PITTSBURGH CAPITAL CORPORATION, a Delaware corporation

WHX AVIATION CORPORATION, a Delaware corporation

WHX METALS CORPORATION, a Delaware corporation

HANDY & HARMAN, a New York corporation

                           HANDY & HARMAN SUBSIDIARIES

ALLOY RING SERVICE, INC., Delaware

CAMDEL METALS CORPORATION, a Delaware corporation

CANFIELD METAL COATING CORPORATION, a Delaware corporation

CONTINENTAL INDUSTRIES, INC. a Oklahoma corporation

DANIEL RADIATOR CORPORATION, a Texas corporation

HANDY & HARMAN OF CANADA, LIMITED, a Province of Ontario Canada corporation

HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION, a Florida corporation

HANDY & HARMAN  (EUROPE)  LIMITED,  a  corporation  organized  under the laws of
England and Wales

HANDY & HARMAN INTERNATIONAL, LTD., a Delaware corporation

HANDY & HARMAN TUBE COMPANY, INC., a Delaware corporation

INDIANA TUBE CORPORATION, a Delaware corporation

INDIANA TUBE DANMARK A/S a corporation of Kolding, Denmark

LUCAS-MILHAUPT, INC., a Wisconsin corporation

MARYLAND SPECIALTY WIRE, INC., a Delaware corporation

MICRO-TUBE FABRICATORS, INC., a Delaware corporation

OLYMPIC MANUFACTURING GROUP, INC., a Delaware corporation

RIGBY-MARYLAND  (STAINLESS),  LTD,  a  corporation  organized  under the laws of
England and Wales

SUMCO INC., an Indiana corporation